Exhibit 5.2

July 31, 2017

Board of Directors

Iovance Biotherapeutics, Inc.

999 Skyway Road, Suite 150

San Carlos, California 94070

Re:	Iovance Biotherapeutics, Inc. – Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed offering and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $100,000,000 in the aggregate of, among other things, debt securities of the Company (the “Debt Securities”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Form of Indenture (the “Base Indenture”) by and between the Company and the trustee to be named therein (the “Trustee”) filed as Exhibit 4.1 to the Registration Statement, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and (iii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinion as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinion set forth below.

Morgan, Lewis & Bockius llp

101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

Iovance Biotherapeutics, Inc.

July 31, 2017

For the purpose of the opinion set forth below, we have also assumed, without independent investigation or verification, that:

A.           the issuance, sale, number or amount, as the case may be, and terms of Debt Securities to be offered from time to time will be duly authorized and established, in accordance with the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B.           each series of Debt Securities will be issued under the Base Indenture and any necessary amendment or supplement thereto (collectively, the “Indenture”) between the Company and the Trustee, and the execution, delivery and performance of the Indenture will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

C.           to the extent that the obligations of the Company under the Indenture may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of such Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture;

D.           the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Debt Securities are offered and issued as contemplated by the Registration Statement;

E.           a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Debt Securities offered thereby and will comply with all applicable laws at the time the Debt Securities are offered and issued as contemplated by the Registration Statement;

F.           all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws; and

G.           a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

Iovance Biotherapeutics, Inc.

July 31, 2017

When the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the Indenture, the Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other securities issued by the Company in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, and the Indenture will constitute a valid and binding obligation of the Company, except, with respect to each of the Debt Securities and the Indenture, as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

The foregoing opinion is limited to the laws of the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Debt Securities may be issued from time to time on a delayed or continuous basis, the opinion expressed herein is limited to the laws, including rules and regulations, as in effect on the date hereof.

The opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond that matters expressly stated herein. The opinion expressed herein is as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP